Exhibit 4.20

FIRST SUPPLEMENTAL INDENTURE

First Supplemental Indenture (this “Supplemental Indenture”), dated as of January 9, 2026, by and among Anywhere Real Estate Group LLC, a Delaware limited liability company, as issuer (the “Issuer”), Anywhere Co-Issuer Corp., a Delaware corporation, as co-issuer (together with the Issuer, the “Issuers”), each party that is a signatory hereto as a Note Guarantor (each a “Guaranteeing Subsidiary”), Compass, Inc., a Delaware corporation (the “Parent Guarantor”), and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”), and as collateral agent (in such capacity, the “Collateral Agent”).
W I T N E S S E T H
WHEREAS, each of the Issuers, Holdings, Intermediate Holdings and the initial Note Guarantors (each as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee and Collateral Agent an indenture (the “Indenture”), dated as of June 26, 2025, providing for the issuance of an unlimited aggregate principal amount of 9.750% Senior Secured Second Lien Notes due 2030 (the “Notes”);
WHEREAS, Section 4.15 of the Indenture provides that under certain circumstances the Issuer is required to cause the Guaranteeing Subsidiaries to execute and deliver to the Trustee and the Collateral Agent a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”);
WHEREAS, for purposes of Section 4.03(b) of the Indenture, the Parent Guarantor desires to voluntarily and unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Parent Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Collateral Agent and the Guaranteeing Subsidiaries and the Parent Guarantor are authorized to execute and deliver this Supplemental Indenture, without the consent of Holders.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.Agreement to Guarantee. Each of the Parent Guarantor and the Guaranteeing Subsidiaries hereby agrees as follows:
(a)Along with Holdings, Intermediate Holdings and all Note Guarantors named in the Indenture or any supplemental indenture, to jointly and severally unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee, the Collateral Agent and their successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that:
(i)the principal of, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders, the Trustee or the Collateral Agent hereunder or thereunder whether for payment of principal of, premium, if any, or interest, on the Notes and all other monetary obligations of the Issuers under the Indenture and the Notes shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and
(ii)in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, Holdings, the Parent Guarantor, Intermediate Holdings, each Note Guarantor and each Guaranteeing Subsidiary shall be jointly and severally obligated to pay the same immediately. This is a guarantee of payment and not a guarantee of collection.
(b)The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, the Indenture, the Holdings Guarantee, the Intermediate Holdings Guarantee, the Parent Guarantee or any other Note Guarantee, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, Holdings, Intermediate Holdings, the Parent Guarantor or any Note Guarantor, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.
(c)The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever.
(d)The Note Guarantee of the Guaranteeing Subsidiaries shall not be discharged except by complete performance of the obligations contained in the Notes, the Indenture and this Supplemental Indenture, and the Guaranteeing Subsidiaries (but, for the avoidance of doubt, not the Parent Guarantor) accept all obligations of a Note Guarantor under the Indenture.
If any Holder, the Trustee or the Collateral Agent is required by any court or otherwise to return to the Issuers, Intermediate Holdings, Holdings, the Parent Guarantor, the Note Guarantors (including the Guaranteeing Subsidiaries), or any custodian, trustee, liquidator or other similar official acting in relation to the Issuers, Holdings, Intermediate Holdings, the Parent Guarantor or the Note Guarantors, any amount paid either to the Trustee, the Collateral Agent or such Holder, the Note Guarantee of the Guaranteeing Subsidiaries, to the extent theretofore discharged, shall be reinstated in full force and effect.

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(e)The Guaranteeing Subsidiaries and the Parent Guarantor shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.
(f)As between the Parent Guarantor and the Guaranteeing Subsidiaries, on the one hand, and the Holders, the Trustee and the Collateral Agent, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of the Note Guarantee of the Guaranteeing Subsidiaries and the Parent Guarantee of the Parent Guarantor, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guaranteeing Subsidiaries for the purpose of the Note Guarantee of the Guaranteeing Subsidiaries.
(g)The Parent Guarantor and the Guaranteeing Subsidiaries shall have the right to seek contribution from Holdings, Intermediate Holdings or any non-paying Note Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee of the Guaranteeing Subsidiaries and the Parent Guarantee of the Parent Guarantor.
(h)Pursuant to Section 10.02 of the Indenture, after giving effect to all other contingent and fixed liabilities that are relevant under any applicable Bankruptcy Law or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of Holdings, Intermediate Holdings or any other Note Guarantor in respect of the obligations of Holdings, Intermediate Holdings or such other Note Guarantor under Article 10 or Article 11 of the Indenture, the new Note Guarantee of the Guaranteeing Subsidiaries and the Parent Guarantee of the Parent Guarantor shall be limited to the maximum amount permissible such that the obligations of such Guaranteeing Subsidiaries under the Note Guarantee and the Parent Guarantor under the Parent Guarantee will not be voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
(i)The Note Guarantee of the Guaranteeing Subsidiaries and the Parent Guarantee of the Parent Guarantor shall be a continuing guarantee and shall (1) remain in full force and effect until payment in full of all the applicable obligations guaranteed hereby; (2) subject to Section 10.06 of the Indenture (with respect to the Guaranteeing Subsidiaries) and the last paragraph of Section 5 below (with respect to the Parent Guarantor), be binding upon the Guaranteeing Subsidiary or the Parent Guarantor, as applicable, and in each case its successors; and (3) inure to the benefit of and be enforceable by the Trustee, the Collateral Agent, the Holders and their successors, transferees and assigns.
The Note Guarantee of the Guaranteeing Subsidiaries and the Parent Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuers, the Parent Guarantor, Holdings, Intermediate Holdings or any Note Guarantor for

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liquidation or reorganization, should the Issuers, the Parent Guarantor, Holdings, Intermediate Holdings or any Note Guarantor become insolvent or make an

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assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuers’, the Parent Guarantor’s, Intermediate Holdings’, Holdings’ or any Note Guarantor’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, the Parent Guarantee, the Holdings Guarantee, the Intermediate Holdings Guarantee or Note Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
(j)In case any provision of the Note Guarantee of the Guaranteeing Subsidiaries and the Parent Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
(k)The Note Guarantee of the Guaranteeing Subsidiaries shall be a general senior secured obligation of each such Guaranteeing Subsidiary, ranking in respect of the Liens on the Collateral, junior to all existing and future First Lien Priority Indebtedness of such Guaranteeing Subsidiary, if any, pari passu with all future Second Lien Priority Indebtedness of such Guaranteeing Subsidiary, if any and senior to all future Junior Lien Collateral Indebtedness of such Guaranteeing Subsidiary, if any. Notwithstanding anything to the contrary herein, other than with respect to the last paragraph of Section 5 below, the Parent Guarantee shall be subject to the same terms, subordination and obligations as the Holdings Guarantee under the Indenture and the provisions applicable to the Holdings Guarantee under the Indenture shall apply mutatis mutandis to the Parent Guarantee.
(l)Each payment to be made by the Guaranteeing Subsidiaries in respect of the Note Guarantee or by the Parent Guarantor in respect of the Parent Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.
3.Execution and Delivery. The Guaranteeing Subsidiaries and the Parent Guarantor agree that the Note Guarantee and the Parent Guarantee, as applicable, shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee and Parent Guarantee on the Notes.
4.Merger, Consolidation or Sale of All or Substantially All Assets.
Except as otherwise provided in Section 5.01(c) of the Indenture, the Guaranteeing Subsidiaries (for the avoidance of doubt, not including the Parent Guarantor) may not, and the Issuer will not permit the Guaranteeing Subsidiaries to, consolidate, amalgamate or merge with or into or wind up into (whether or not the applicable Guaranteeing Subsidiary is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

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(i)either (a) such Guaranteeing Subsidiary is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Guaranteeing Subsidiary) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (the Guaranteeing Subsidiary or such Person, as the case may be, being herein called the “Successor Note Guarantor”) and the Successor Note Guarantor (if other than the Guaranteeing Subsidiary) expressly assumes all the obligations of the Guaranteeing Subsidiary under the Indenture and the Guaranteeing Subsidiary’s applicable Note Guarantee, as the case may be, and the Collateral Documents and the Intercreditor Agreements pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee and Collateral Agent and will cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to cause the property and assets that are of the type of which would constitute Collateral owned by or transferred to the Successor Note Guarantor to be made subject to the Lien of the Collateral Documents in the manner and to the extent required by this Indenture or any of the Collateral Documents and to preserve and protect the Lien on the Collateral owned by or transferred to the Successor Note Guarantor, including such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions or (b) such sale or disposition or consolidation, amalgamation or merger is not in violation of Section 4.10 of the Indenture;
(ii)the Successor Note Guarantor (if other than such Guaranteeing Subsidiary) shall have delivered or caused to be delivered to the Trustee and Collateral Agent, if applicable, an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indentures, amendments, supplements or other instruments relating to the Collateral Documents (if any) comply with the Indenture and Collateral Documents, and if a supplemental indenture or any supplement to any Collateral Document is required in connection with such transaction, such supplemental indenture or supplement shall comply with the applicable provisions of the Indenture;
(iii)immediately after such transaction, no Default or Event of Default exists; and
(iv)the Collateral owned by or transferred to the Successor Note Guarantor shall:
(A)continue to constitute Collateral under this Indenture and the Collateral Documents, be subject to a Lien of the same priority as the other Liens on the Collateral securing the Notes in favor of the Collateral Agent for the benefit of the Collateral Agent, the Trustee and the Holders of the Notes; and

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(B)not be subject to any Lien other than Permitted Liens.
(a)Except as otherwise provided in the Indenture, the Successor Note Guarantor (if other than such Guaranteeing Subsidiary) will succeed to, and be substituted for, such Guaranteeing Subsidiary under the Indenture, such Guaranteeing Subsidiary’s applicable Note Guarantee, the Collateral Documents and the Intercreditor Agreements and the Guaranteeing Subsidiary will automatically be released and discharged from its obligations under the Indenture, such Guaranteeing Subsidiary’s applicable Note Guarantee, the Collateral Documents and the Intercreditor Agreements, but in the case of a lease of all or substantially all of its assets, such Guaranteeing Subsidiary will not be released from its obligations under the Note Guarantee, the Collateral Documents and the Intercreditor Agreements. Notwithstanding the foregoing, (1) a Guaranteeing Subsidiary may merge, amalgamate or consolidate with an Affiliate incorporated solely for the purpose of reincorporating the Guaranteeing Subsidiary in another state of the United States, the District of Columbia or any territory of the United States so long as the amount of Indebtedness, Preferred Stock and Disqualified Stock of the Guaranteeing Subsidiary is not increased thereby and (2) a Guaranteeing Subsidiary may merge, amalgamate or consolidate with another Guaranteeing Subsidiary or the Issuer.
(b)In addition, notwithstanding the foregoing, each Guaranteeing Subsidiary may consolidate, amalgamate or merge with or into or wind up into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (collectively, a “Transfer”) to (x) the Issuer or any Note Guarantor or (y) any Non-Guarantor Subsidiary; provided that at the time of each such Transfer pursuant to clause (y) the aggregate amount of all such Transfers since the Issue Date shall not exceed the greater of (x) $625.0 million and
(y) 5.0% of Total Assets after giving effect to each such Transfer and including all Transfers of the Guaranteeing Subsidiaries and the Note Guarantors occurring from and after the Issue Date.
For the avoidance of doubt, this Section 4 shall not apply to the Parent Guarantor.
5.Releases.
The Note Guarantee of the Guaranteeing Subsidiaries under the Indenture and the Notes, and the obligations of such Note Guarantor under the Collateral Documents and Intercreditor Agreement shall be automatically and unconditionally released and discharged, and no further action by the Guaranteeing Subsidiaries, Holdings, the Parent Guarantor, Intermediate Holdings, the Issuers, the Trustee or the Collateral Agent is required for the release of the Guaranteeing Subsidiaries’ Guarantee, upon:
the sale, exchange, disposition or other transfer (including by way of merger, amalgamation, consolidation, dividend, distribution or otherwise) to a Person other than Holdings, Intermediate Holdings, the Issuers, or a Restricted Subsidiary of (i) the Capital Stock of the such Guaranteeing Subsidiary, after which such Guaranteeing Subsidiary is no longer a Restricted Subsidiary, or (ii) all or substantially all of the assets of such Guaranteeing Subsidiary, in either case which sale, exchange, transfer or other disposition is otherwise not prohibited by the Indenture;

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(a)the Issuer designating such Guaranteeing Subsidiary to be an Unrestricted Subsidiary in accordance with the provisions set forth under Section 4.07 of the Indenture and the definition of “Unrestricted Subsidiary”;
(b)the release or discharge of such Restricted Subsidiary from (x) its guarantees of all Indebtedness under any Credit Agreement (including by reason of the termination of such Credit Agreement) and the Existing Second Lien Notes or (y) its guarantee of Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer or such Restricted Subsidiary or the repayment of the Indebtedness or Disqualified Stock (except in each case a discharge or release by or as a result of payment under such guarantee) that resulted in the obligation to guarantee the Notes, in the case of each of clauses (x) and (y), if such Guaranteeing Subsidiary would not then otherwise be required to guarantee the Notes pursuant to the Indenture; provided that if such Person has incurred any Indebtedness or issued any Disqualified Stock in reliance on its status as a Note Guarantor under Section 4.09 of the Indenture, the Guaranteeing Subsidiary’s obligations under such Indebtedness or Disqualified Stock, as the case may be, so Incurred are satisfied in full and discharged or are otherwise permitted to be Incurred under Section 4.09 of the Indenture; or
(c)the Issuers exercising their Legal Defeasance option or Covenant Defeasance option in accordance with Article 8 of the Indenture or the Issuers’ obligations under the Indenture being discharged in accordance with the terms of the Indenture;
(d)as described under Article 9; and
(e)in the case of clause (1)(a) above, such Guaranteeing Subsidiary is released from its guarantees, if any, of, and all pledges and security, if any, granted in connection with, the Senior Secured Credit Facility and any other Indebtedness of the Issuer or any Restricted Subsidiary.
In addition, a Note Guarantee of a Guaranteeing Subsidiary will be automatically released upon such Guaranteeing Subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest securing First Lien Priority Indebtedness, the Notes, the Intermediate Holdings Guarantee and the Note Guarantees or other exercise of remedies in respect thereof.
Notwithstanding anything to the contrary herein, the Parent Guarantee of the Parent Guarantor shall be a voluntary guarantee and may be automatically and unconditionally released and discharged at any time without any condition upon written notice thereof to the Trustee by the Parent Guarantor, and no further action by the Guaranteeing Subsidiaries, Holdings, the Parent Guarantor, the Issuers or the Trustee is required for any such release of the Parent Guarantor’s Parent Guarantee.
No Recourse Against Others. No director, officer, employee, manager, incorporator or holder of any Equity Interests of the Guaranteeing Subsidiary or any direct or indirect parent (including the Parent Guarantor), as such, shall have any liability for any obligations of the Issuers, the Parent Guarantor or the Note Guarantors under the Notes, the Parent Guarantee, the Note Guarantees, the Indenture, the Collateral Documents, the Intercreditor Agreements or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such

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obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
6.Governing Law; Waiver of Jury Trial. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE HOLDINGS GUARANTEE, THE PARENT GUARANTEE, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
7.Counterparts/Originals. This Supplemental Indenture shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature, (ii) a scanned, or photocopied manual signature or
(iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, in each case to the extent applicable. Each scanned, or photocopied manual signature, or other electronic signature of this Supplemental Indenture shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity there-of. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument.
8.Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
9.The Trustee and the Collateral Agent. Neither the Trustee nor the Collateral Agent shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Parent Guarantor and the Guaranteeing Subsidiaries.
10.Subrogation. The Parent Guarantor and each Guaranteeing Subsidiary shall be subrogated to all rights of Holders of Notes against the Issuers in respect of any amounts paid by the Parent Guarantor or such Guaranteeing Subsidiary pursuant to the provisions of Section 2 hereof and Section 10.01 of the Indenture; provided that, if an Event of Default has occurred and is continuing, the Parent Guarantor and the Guaranteeing Subsidiaries shall not be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuers under the Indenture or the Notes shall have been paid in full.

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Benefits Acknowledged. The Parent Guarantor’s Parent Guarantee and the Guaranteeing Subsidiaries’ Guarantee are subject to the terms and conditions set forth in the Indenture and this Supplemental Indenture. Each of the Parent Guarantor and the Guaranteeing Subsidiaries

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acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to the Note Guarantee of the Guaranteeing Subsidiaries or the Parent Guarantee of the Parent Guarantor are knowingly made in contemplation of such benefits.
11.Successors. All agreements of the Parent Guarantor and each Guaranteeing Subsidiary in this Supplemental Indenture shall bind its Successors, except as otherwise provided in Section 5 hereof or elsewhere in this Supplemental Indenture. All agreements of the Trustee and the Collateral Agent in this Supplemental Indenture shall bind its successors.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first set forth above.
ANYWHERE REAL ESTATE GROUP LLC, as
Issuer
By: /s/ Scott Wahlers
Name: Scott R. Wahlers Title: President and Treasurer
ANYWHERE CO-ISSUER CORP., as Co-Issuer
By: /s/ Scott Wahlers
Name: Scott R. Wahlers Title: President and Treasurer

[Supplemental Indenture to the 9.75% Second Lien Notes]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.
COMPASS, INC.,
as Parent Guarantor

By:        /s/ Scott Wahlers
Name: Scott R. Wahlers
Title: Chief Financial Officer

[Signature Page to the Supplemental Indenture of 9.750% Notes}

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

COMPASS BROKERAGE, LLC AT WORLD PROPERTIES, LLC
WASHINGTON FINE PROPERTIES, LLC LATTER & BLUM HOLDING, L.L.C. PARKS VILLAGE NASHVILLE, LLC COMPASS CONNECTICUT, LLC COMPASS CALIFORNIA III, INC. COMPASS GREATER NY, LLC COMPASS GEORGIA, LLC
COMPASS PENNSYLVANIA, LLC COMPASS DMV, LLC
COMPASS NEW JERSEY, LLC COMPASS MID-AMERICA, LLC COMPASS CAROLINAS, LLC COMPASS TENNESSEE, LLC COMPASS CALIFORNIA, INC. COMPASS CALIFORNIA II, INC. COMPASS RE NY, LLC COMPASS RE TEXAS, LLC COMPASS WASHINGTON, LLC COMPASS COLORADO, LLC
COMPASS MANAGEMENT HOLDINGS, LLC COMPASS MASSACHUSETTS, LLC COMPASS ILLINOIS, INC.
COMPASS FLORIDA, LLC
CHRISTIE'S INTERNATIONAL REAL ESTATE, LLC COMPASS MOUNTAIN WEST, LLC
COMPASS NEVADA, LLC COMPASS NEW ENGLAND, LLC COMPASS HAMPTONS, LLC COMPASS MINNESOTA, LLC COMPASS INDIANA, LLC COMPASS RE WISCONSIN, LLC COMPASS HAWAII, LLC
ANSLEY ATLANTA REAL ESTATE, LLC JACKSON HOLE REAL ESTATE ASSOCIATES LLC AT WORLD PROPERTIES NEW HOLDINGS, INC. AT WORLD PROPERTIES HOLDINGS, LLC
AT WORLD PROPERTIES MIDCO, LLC,
each as Guarantor
By:        /s/ Scott Wahlers
Name: Scott R. Wahlers
Title: President and Treasurer

[Signature Page to the Supplemental Indenture of 9.750% Notes}

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.
WILMINGTON TRUST, NATIONAL
ASSOCIATION, as Trustee

By: /s/ Latoya S. Elvin
Name: Latoya S. Elvin
Title:    Vice President

WILMINGTON TRUST, NATIONAL
ASSOCIATION, as Collateral Agent

By: /s/ Latoya S. Elvin

[Signature Page to the Supplemental Indenture of 9.750% Notes]

Name: Title:

Latoya S. Elvin Vice President

[Signature Page to the Supplemental Indenture of 9.750% Notes]